UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 7, 2011 (Date of earliest event reported)

US GEOTHERMAL INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34023	84-1472231
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

1505 Tyrell Lane, Boise, Idaho 83706
(Address of principal executive offices)

208-424-1027
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events

On March 7, 2011, U.S. Geothermal (the “Company”) issued a press release announcing the closing of a previously announced financing, pursuant to which the Company has issued 5,000,000 shares of Common Stock of the Company at a price of $1.00 for gross proceeds of US$5,000,000. Each Investor was also issued a common stock purchase warrant (a “Warrant”) exercisable for 50% of the number of shares of Common Stock purchased by the Investor. Each Warrant will entitle the holder thereof to acquire one additional share of common stock of the Company for a period of 12 months, beginning March 3, 2011, for US$1.075 per share of common stock. A placement agent fee of 112,500 Common Shares and 56,250 Warrants plus expenses of approximately $15,000 was paid in conjunction with the financing. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press release of U.S. Geothermal Inc. dated March 7, 2011 entitled “U.S. Geothermal Announces Closing of $5 Million Financing With Strategic Investors”

SIGNATURES

Pursuant to requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 7, 2011	U.S. Geothermal Inc.

By: /s/ Kerry D. Hawkley
Kerry D. Hawkley
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release of U.S. Geothermal Inc. dated March 7, 2011 entitled “U.S. Geothermal Announces Closing of $5 Million Financing With Strategic Investors”